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                                                                      Exhibit 10

                             EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made effective as of May 2, 2001 (the "Agreement") by and among Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), and Chan W. Galbato (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to employ Executive as President and Chief Executive Officer of its Armstrong Floor Products Operations and the Executive desires to serve the Company, in each case, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       EMPLOYMENT.
         ----------

         The Company agrees to employ the Executive, and the Executive agrees to serve the Company on the terms and conditions set forth herein.

2.       POSITION AND DUTIES.
         -------------------

         The Executive shall be the chief executive of the Company's floor products operations and shall have such duties and responsibilities as are customary for this position and such other duties not inconsistent therewith as the Company's Chairman may reasonably assign from time to time. As long has he is employed by the Company, excluding any periods of vacation and sick leave to which the Executive may be entitled under the Company's policies and practices (as the same may be modified in the future), the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and its subsidiaries and affiliates. Nothing herein shall be deemed to constitute an implied term of employment, and the Executive will be an employee-at-will.

3.       COMPENSATION AND RELATED MATTERS.
         --------------------------------

         3.1      HIRING AND RETENTION COMPENSATION.
                  ---------------------------------

                  (a) Within two weeks of hire, the Company shall provide the Executive a cash payment of $200,000. If the Executive voluntarily terminates his employment within one (1) year of his start date, he must reimburse the Company the entire amount of this bonus.

                  (b) In addition to Base Salary and incentive compensation provided herein, Executive will be eligible to participate in the Court-approved cash retention program of the Company at the maximum payment level approved by the Court.

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         3.2      BASE SALARY.
                  -----------

         The Company shall pay, or cause to be paid, to the Executive an annual base salary ("Base Salary") at an initial rate of $450,000 per year. The Base Salary shall be paid in accordance with the Company's payroll practices for its senior officers, but not less frequently than monthly, in arrears.

         3.3      BENEFIT PLANS.
                  -------------

         During the term of employment, the Executive and his eligible dependents shall be entitled to participate in and receive benefits under all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")), and employee benefit arrangements in which senior officers of the Company generally participate, including without limitation:

      (i)all savings, deferred compensation, Bonus Replacement Retirement Plan (for bonus payable March 2003), and retirement plans, practices, policies and programs;

      (ii) Executive Personal Financial Planning/Income Tax Preparation Program, Executive Annual Physical, Employment Protection Plan (with sixteen
         (16) years of service credit but subject to the application of a separate Change in Control Agreement); and

      (iii) all welfare benefit plans, practices, policies and programs (including all medical, prescription, dental, disability, employee life insurance, group life insurance, group hospitalization, health, accidental death and travel accident insurance plans and programs) as are made generally available to senior officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, practices, policies and programs, including provisions which permit such plans, practices, policies and programs to be modified or terminated.

The Executive's participation in such employee benefit plans, practices, policies and programs shall be at a level appropriate for his position. For the purposes of participation in the Company's defined benefit pension plan, Executive shall be credited with eleven (11) years prior service credit for pension determination. Executive's benefits under the defined benefit pension plan will be reduced by the actuarial value of any defined benefit pension already paid to him or payable in the future by General Electric.

         3.4      INCENTIVE COMPENSATION.
                  ----------------------

                  (a) Executive is eligible to participate in the Company's Management Achievement Plan (the "Plan") and will have a target bonus of sixty percent (60%) of his actual Base Salary earnings. Executive's bonus payment in 2001 will be based thirty percent (30%) on the Company's parent corporation's "corporate" operating income results and seventy percent (70%) on Armstrong Floor Products operating income results (both measures will be adjusted by the Company or its parent, as applicable, for working capital variance against the budget). For plan year 2001, Executive's target bonus will be pro-rated for the length of his employment. Executive is guaranteed for 2001 a minimum bonus of $270,000, which is payable in March 2002. Executive must be actively employed on the day of the bonus distribution in order to be eligible for this payment.

                  (b) Executive is eligible to receive an annual long-term incentive award with a target present value of two hundred percent (200%) of annualized Base Salary, based on

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authorized Plan terms and provisions for the current year, and based on
Company-authorized terms applicable to executives in future years.

         3.5      EXECUTIVE SEVERANCE BENEFITS/
                  CHANGE IN CONTROL AGREEMENT.
                  ---------------------------

         In its Chapter 11 proceedings, the Company received authorization that covers Executive's participation in (i) an enhanced severance benefit program, in which Executive shall participate at the maximum level, and which will apply during the period of Chapter 11 reorganization, and (ii) an individual change in control agreement (the "Change in Control Agreement"). Benefits provided to Executive pursuant to this enhanced severance benefit program shall be offset by severance payments made under the Change in Control Agreement.

         Following emergence from the Chapter 11 reorganization, the Company will provide severance pay at one and one-half times (1 1/2) the sum of Base Salary and target bonus. In the event Executive is not selected to succeed Michael D. Lockhart as Chief Executive Officer of the Company's parent corporation, Executive may elect within sixty days (60) of such non-selection to terminate employment and receive severance pay at one and one-half times (1 1/2) the sum of Base Salary and target bonus.

         3.6      FRINGE BENEFITS AND RELOCATION.
                  ------------------------------

         During the term of employment, the Executive shall be entitled to receive all perquisites and fringe benefits, including relocation reimbursement and/or benefits, which the Company makes available to senior officers of the Company generally, including, but not limited to, all perquisites and fringe benefits provided to the Executive on the date of this Agreement.

4.       SUCCESSORS AND ASSIGNS; BINDING AGREEMENT.
         -----------------------------------------

         In addition to any obligations imposed by law upon any successor to the Company, the Company will assign to and require any successor (whether direct or indirect, by purchase, merger, consolidation, bankruptcy or otherwise) to all or substantially all of the business and/or assets of the Company, or all or substantially all of the assets of the Company's line of business in which the Executive is then employed, as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Executive consents to any such assignment.

         This Agreement shall inure to the benefit of and be enforceable by the Company's successors (whether direct or indirect, by purchase, merger, consolidation, bankruptcy or otherwise) to all or substantially all of the business and/or assets of the Company, or all or substantially all of the assets of the Company's line of business in which the Executive is employed, as the case may be. Executive expressly agrees to such assignment of this Agreement by the Company in favor of its successors in interest, if any.

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5.       NOTICES.
         -------

         For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addressees set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                  To the Company:

                  Armstrong World Industries, Inc.
                  2500 Columbia Avenue
                  Lancaster, PA  17603
                  Attention:  Vice President, Compensation and Benefits
                  Telecopy:  717-396-6119

                  To the Executive:

                  At the Executive's residence address as maintained by the Company in the regular course of its business for payroll purposes.

6.       MISCELLANEOUS.
         -------------

         If the Executive, in his capacity as an officer effects or approves, or if the Executive is elected as a director, votes for, any action that will adversely affect the Executive's rights under this Agreement, such action shall be deemed to constitute the Executive's consent to such action under this Agreement; otherwise, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement, plus the Company's standard employee confidentiality agreement, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled, except as otherwise provided in this Agreement. Nothing in this Section shall affect the Executive's rights under a Change in Control Agreement and an Indemnification Agreement to be executed between the Company and the Executive. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to choice of law principles.

         There shall be withheld from any payments provided for hereunder any amounts required to be withheld under federal, state or local law and any additional withholding amounts to which the Executive has agreed.

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7.       VALIDITY.
         --------

         This Agreement is subject to approval of the Court in the Company's Chapter 11 case. The Company will pursue such an approval expeditiously, and Executive will cooperate as may be necessary in this regard.

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

8.       COUNTERPARTS.
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                            ARMSTRONG WORLD INDUSTRIES, INC.


                                            By:
                                               ---------------------------------
                                            Title:  Chairman


                                            EXECUTIVE


                                            ------------------------------------
                                            Chan W. Galbato

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